Exhibit 32

Certifications
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Investors Title Company, a North Carolina corporation (the "Company") for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(ii)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2007	By:	/s/ J. Allen Fine
J. Allen Fine
Chief Executive Officer

Date: May 7, 2007	By:	/s/ J. Allen Fine
J. Allen Fine
Chief Financial Officer